EXHIBIT (f)






                          CONSENT OF AUDITOR GENERAL


I hereby consent to the inclusion of the report of the Auditor General on the financial statements of the Province of New Brunswick for the fiscal year ended 31 March 2002 as exhibit (f) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended 31 March 2002, and to the incorporation by reference of such report in the Registration Statement No. 33-89790 of the Province of New Brunswick.




                                                        /s/ Daryl C. Wilson
                                                        ------------------------
Fredericton, New Brunswick                              Daryl C. Wilson, FCA
20 December 2002                                        Auditor General